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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2005

                          Savient Pharmaceuticals, Inc.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                   0-15313                13-3033811
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 (State or Other Juris-          (Commission             (IRS Employer
diction of Incorporation        File Number)          Identification No.)

               One Tower Center, 14th Floor                    08816
                East Brunswick, New Jersey
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         (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (732) 418-9300

                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

DIVESTITURE OF GLOBAL BIOLOGICS BUSINESS

         On March 23, 2005, Savient Pharmaceuticals, Inc. ("Savient") announced that it has signed definitive purchase agreements to sell its global biologics manufacturing business (the "Business") for $80 million cash to Ferring B.V. and Ferring International Centre SA, subsidiaries of Ferring Holding S.A. Under the purchase agreements, Savient will receive the $80 million in three cash installments: $55 million at closing, $15 million on the first anniversary of closing and $10 million on the second anniversary of closing.

         The purchase agreements consist of a Share Purchase Agreement between Savient and Ferring B.V. and an Asset Purchase Agreement between Savient and Ferring International Centre SA. Each agreement is dated as of March 23, 2005. The Share Purchase Agreement provides for the sale by Savient to Ferring B.V. of all of the capital stock of Savient's Bio-Technology General (Israel) Ltd. subsidiary ("BTG"). The Asset Purchase Agreement provides for the sale to Ferring International Centre SA of certain assets of Savient relating to the Business.

         The purchase agreements provide that at the closing of the transactions, Ferring B.V. will pay $50.1 million in exchange for the capital stock of BTG, and Ferring International Centre SA will pay $4.9 million and assume certain liabilities of Savient relating to the Business in exchange for the related assets. At the closing, Ferring International Centre SA will also deliver two promissory notes to Savient providing for the payment to Savient of $15 million on the first anniversary of closing and $10 million on the second anniversary of closing. The purchase prices to be paid for the capital stock of BTG and the related assets of Savient are both subject to a post-closing working capital adjustment. The purchase agreements also include customary representations and warranties, covenants, indemnification and termination provisions.

         The closing of the sale of the Business is subject to a number of conditions, including regulatory approvals by the Israeli Antitrust Authority, the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry, the Israeli Land Authority, the Investment Center of the Israeli Ministry of Trade & Industry and the municipalities of Nes Ziona and Be'er Tuvia in Israel.

         The obligations of Ferring B.V. and Ferring International Centre SA under the purchase agreements and promissory notes are guaranteed by Ferring Holding S.A. pursuant to a Parent Guarantee dated as of March 23, 2005.

COPROMOTION AGREEMENT

         On March 23, 2005, Savient also announced that it has signed a Copromotion Agreement with Ferring Pharmaceuticals Inc., a subsidiary of Ferring Holding S.A. ("Ferring USA"), providing for Savient and Ferring USA to co-promote Nuflexxa(TM) (1% sodium hyaluronate) in the United States. Under the terms of the agreement, which is contingent upon completion of the sale of Savient's global biologics manufacturing business to Ferring B.V. and Ferring International Centre SA, Savient will promote Nuflexxa to rheumatologists in the United States, and Ferring USA will promote Nuflexxa to orthopedic surgeons in the United States. Under the Copromotion Agreement, Savient is required to invest a minimum of $20 million by December 31, 2006 in establishing a sales force and other marketing contributions. If the sale of Savient's global biologics manufacturing business does not close on or before July 31, 2005, the time period in which this minimum investment will be made is subject to adjustment. In exchange for this investment, Savient will receive 50% of the worldwide net sales of Nuflexxa by Ferring USA and its affiliates (including sales of the 1% sodium hyaluronate product in any country under the Nuflexxa or any other tradename) and 50% of licensing revenues received by Ferring USA and its affiliates outside the United States above stated thresholds.

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         Also under the Copromotion Agreement, in 2007 and 2008, Savient is
required to continue investing $10 million per year to support a sales force and marketing programs for Nuflexxa. However, after December 31, 2006, Savient has the right to terminate the Copromotion Agreement and discontinue its investments thereunder as of the close of any calendar quarter if worldwide net sales of Nuflexxa during the previous calendar quarter were insufficient to provide revenue sharing to Savient of at least $2.5 million for that quarter. As a result, Savient's financial commitment and other copromotion obligations after December 31, 2006 are contingent upon Savient receiving revenue sharing at least equal to the amount of its financial commitment.

INCORPORATION BY REFERENCE

         The foregoing descriptions of the Share Purchase Agreement, Asset Purchase Agreement and Copromotion Agreement are not complete and are qualified in their entirety by reference to the full text of the actual agreements, which are filed as exhibits to this Form 8-K.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits

                       See Exhibit Index attached hereto.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SAVIENT PHARMACEUTICALS, INC.

Date:  March 23, 2005                  By:   /s/ Philip K. Yachmetz
                                             -----------------------------------
                                             Philip K. Yachmetz
                                             Senior Vice President - Corporate
                                             Strategy & General Counsel
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                                  EXHIBIT INDEX

Exhibit No.      Description
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2.1              Share Purchase Agreement dated March 23, 2005, between Savient
                 Pharmaceuticals, Inc. and Ferring B.V. *

2.2 Asset Purchase Agreement dated March 23, 2005, between Savient Pharmaceuticals, Inc. and Ferring International Centre SA *

10.1 Copromotion Agreement dated March 23, 2005, between Savient Pharmaceuticals, Inc. and Ferring Pharmaceuticals Inc.


* The exhibits and schedules to these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Savient will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.